                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.        )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                      UNIVERSAL HEALTH REALTY INCOME TRUST
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                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of filing fee (Check the appropriate box):
     [X] No filing fee per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
         14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fees paid previously with preliminary materials.

--------------------------------------------------------------------------------
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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---------------
    (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                      UNIVERSAL HEALTH REALTY INCOME TRUST
                           UNIVERSAL CORPORATE CENTER
                              367 SOUTH GULPH ROAD
                      KING OF PRUSSIA, PENNSYLVANIA 19406

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 2, 1998

     Notice is hereby given that the Annual Meeting of Shareholders of Universal Health Realty Income Trust (the "Trust") will be held on Tuesday, June 2, 1998 at 10:00 AM, at the offices of the Trust, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania for the following purposes:

          (1) To have the holders of Trust Shares elect two Class III Trustees, both Trustees to serve for a term of three years, until the annual election of Trustees in the year 2001 and election and qualification of their successors.

          (2) To have the holders of Trust Shares vote upon the proposal to adopt the Trust's 1997 Incentive Plan, adopted by the Board of Trustees.

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 22, 1998 are entitled to vote at the Annual Meeting.

     All shareholders are cordially invited to attend the meeting in person. IN ANY EVENT, PLEASE MARK YOUR VOTES, THEN DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

                                          BY ORDER OF THE BOARD OF TRUSTEES

                                                  /s/ Kirk E. Gorman

                                                    KIRK E. GORMAN
                                                       Secretary

King of Prussia, Pennsylvania
April 30, 1998

                      UNIVERSAL HEALTH REALTY INCOME TRUST
                           UNIVERSAL CORPORATE CENTER
                              367 SOUTH GULPH ROAD
                           KING OF PRUSSIA, PA 19406

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement is furnished to the shareholders of Universal Health Realty Income Trust, a real estate investment trust organized under the laws of the State of Maryland (the "Trust"), in connection with the solicitation of Proxies by the Board of Trustees for use at the Annual Meeting of Shareholders, to be held at Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania on Tuesday, June 2, 1998 at 10:00 AM, and at any adjournment thereof. This Proxy Statement and related form of Proxy were first sent to shareholders of the Trust on or about April 30, 1998. The Annual Meeting is being held to: (1) elect two Class III Trustees of the Trust, both of whom will serve for a term of three years until the annual election of Trustees in the year 2001 and the election and qualification of their successors; (2) have the holders of Trust Shares vote upon the proposal to adopt the Trust's 1997 Incentive Plan; and (3) transact such other business as may properly be brought before the meeting or any adjournment thereof.

     A form of Proxy for use at the meeting is enclosed. Any shareholder may revoke a Proxy at any time before the authority granted by it is exercised by giving written notice of revocation to the Secretary of the Trust, by submitting another executed Proxy to the Secretary of the Trust bearing a later date (but prior to the voting of such Proxy), or by attending the meeting and asking (prior to the voting of such Proxy) for the return of such Proxy. Unless otherwise indicated on the Proxy, shares represented by any Proxy will, if the Proxy is properly executed and received by the Trust prior to the Annual Meeting, be voted FOR the nominees for Trustees, and FOR approval of the Trust's 1997 Incentive Plan.

     Only holders of record of the shares of beneficial interest of the Trust, par value $.01 per share (the "Shares"), at the close of business on April 22, 1998 will be entitled to vote at the meeting. On that date, there were 8,954,840 Shares outstanding. Each Share is entitled to one vote on each of the matters to be presented at the meeting. Shareholders entitled to vote for the election of the Trustees can withhold authority to vote for them. Each nominee will be elected if he receives a plurality of the votes cast. Broker non-votes are treated as shares as to which the beneficial owners have withheld voting authority and therefore are shares not entitled to vote on the matter. As of April 22, 1998, the Trust's current trustees and officers as a group owned of record or beneficially 102,503 Shares, representing 1.1% of the outstanding Shares.

     A copy of the Trust's Annual Report to Shareholders, including financial statements for the year ended December 31, 1997, is enclosed.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of February 27, 1998, the number of Shares and the percentage of outstanding Shares owned beneficially, within the meaning of Securities and Exchange Commission Rule 13d-3, (i) by each person who is known by the Trust to own beneficially more than 5% of its Shares (ii) by each Trustee and each executive officer named in the Summary Compensation Table and (iii) by all Trustees and executive officers of the Trust as a group.

                    NAME AND ADDRESS OF                       AMOUNT AND NATURE OF       PERCENT OF
                    BENEFICIAL OWNER(1)                       BENEFICIAL OWNERSHIP   OUTSTANDING SHARES
                    -------------------                       --------------------   ------------------
Universal Health Services, Inc. ("UHS")                             698,692(2)              7.8%
367 South Gulph Road
King of Prussia, PA 19406

Private Capital Management, Inc.                                    529,120(3)              5.9%
3003 Tamiami Trail North
Naples, FL 33940

Idanta Partners, Ltd.                                               560,265(4)              6.3%
4660 La Jolla Village Dr., Suite 850
San Diego, CA 92122

Daniel M. Cain                                                        2,696                 (7)
Cain Brothers & Company, LLC
452 Fifth Avenue, 25th Floor
New York, NY 10018

Peter Linneman                                                          700                 (7)
University of Pennsylvania
256 S. 37th St., Third Floor
Philadelphia, PA 19104

Myles H. Tanenbaum                                                    5,000                 (7)
Arbor Enterprises
One Tower Bridge, Suite 800
W. Conshohocken, PA 19428

Alan B. Miller                                                       68,000(5)(6)           (7)

Kirk E. Gorman                                                       11,103                 (7)

Michael R. Walker                                                     5,000                 (7)
Genesis Health Ventures
148 W. State Street
Kennett Square, PA 19348

Charles F. Boyle                                                        673                 (7)

Cheryl K. Ramagano                                                    1,008                 (7)

Timothy J. Fowler                                                     8,323(6)              (7)
3525 Piedmont Rd., N.E.
Atlanta, GA 30305

All Trustees & Executive Officers as a group (10 persons)           102,503(6)              1.1%

---------------
(1) Unless otherwise shown, the address of each beneficial owner is c/o Universal Health Realty Income Trust, Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406.

(2) UHS has an option to maintain ownership of 5% of the outstanding Shares of the Trust.

(3) Shares are held by Private Capital Management, Inc., a registered investment adviser. Information is based on Amendment No. 5 to Schedule 13G dated February 12, 1998.

(4) Shares are held by Idanta Partners, Ltd., a Texas limited partnership, and its General Partner, David J. Dunn.

(5) Includes 12,000 shares of beneficial interest beneficially owned by the Alan
    B. Miller Family Foundation, Alan B. Miller, as Trustee.

(6) Includes shares issuable pursuant to stock options to purchase shares of beneficial interest held by officers of the Trust and exercisable within 60 days of February 27, 1998 as follows: Alan B. Miller (50,000); and Timothy
    J. Fowler (8,024).

(7) Less than 1%.

                                 PROPOSAL NO. 1
                              ELECTION OF TRUSTEES

     The Trust was organized under the laws of the State of Maryland as a real estate investment trust on August 6, 1986. Trustees of the Trust, Mr. Miller, Mr. Linneman, and Mr. Cain, assumed their positions with the Trust at the inception of the Trust. Mr. Tanenbaum was elected in November 1990, Mr. Gorman and Mr. Walker were elected in December 1994, and Mr. Dalton was elected in December 1997. Pursuant to the Declaration of Trust, the Trustees of the Trust have been divided into three classes, with staggered terms. The terms of the Trustees in Class III expire at the 1998 Annual Meeting, the terms of the Trustees in Class I expire at the 1999 Annual Meeting, and the terms of the Trustees in Class II expire at the 2000 Annual Meeting. At each Annual Meeting, Trustees are elected for a term of three years to succeed those in the class whose term is expiring at such Annual Meeting.

     The persons listed below currently constitute the Trust's Board of Trustees. The terms of the Class III Trustees, Kirk E. Gorman and Michael R. Walker, expire at the 1998 Annual Meeting. They have been nominated to be elected for three-year terms. The Trustees have no reason to believe that the nominees will be unavailable for election; however, if the nominees become unavailable for any reason, the Shares represented by the Proxy will be voted for the persons, if any, who are designated by the Board of Trustees to replace the nominees. The nominees have consented to be named and have indicated their intent to serve if elected.

     Pursuant to the Declaration of Trust, a majority of the Trust's Trustees must be "Independent Trustees" with each class of Trustees containing at least one Independent Trustee. The Declaration of Trust defines an "Independent Trustee" as a Trustee who is not an affiliate of Universal Health Services, Inc. ("UHS"), the parent company of the Trust's Advisor, and does not perform any services for the Trust, except as Trustee.

     The following information is furnished with respect to the nominee for election as a Trustee and each member of the Board of Trustees whose term of office will continue after the meeting.

                                    CLASS OF                    PRINCIPAL OCCUPATION             TRUSTEE
               NAME                 TRUSTEE    AGE           DURING THE LAST FIVE YEARS           SINCE
               ----                 --------   ---           --------------------------          -------
NOMINEES FOR TERMS
EXPIRING IN 1998
Kirk E. Gorman                        III      47    President and Chief Financial Officer of     1994
                                                     the Trust since 1990, Secretary of the
                                                     Trust since December 1994 and Vice
                                                     President and Chief Financial Officer of
                                                     the Trust since 1987. Senior Vice
                                                     President, Treasurer and Chief Financial
                                                     Officer of UHS since December 1992.

Michael R. Walker*                    III      49    Founder, Chairman and Chief Executive        1994
                                                     Officer of Genesis Health Ventures, Inc.
                                                     since 1985. Prior thereto, the Founder and
                                                     President of Health Group Care Centers,
                                                     Inc. (currently Health Care and Re-
                                                     tirement Corporation), and the Chief
                                                     Financial Officer for the nursing center
                                                     division of Hospital Affiliates
                                                     International. Director of Renal Treatment
                                                     Centers, Inc.

                                    CLASS OF                   PRINCIPAL OCCUPATIONS             TRUSTEE
               NAME                 TRUSTEE    AGE           DURING THE LAST FIVE YEARS           SINCE
               ----                 --------   ---           --------------------------          -------
TRUSTEES WHOSE TERMS
EXPIRE IN 1999

Alan B. Miller                          I      60    Chairman of the Board and Chief Executive    1986
                                                     Officer of the Trust since 1986. Chairman
                                                     of the Board, President and Chief
                                                     Executive Officer of UHS since 1978.
                                                     Director of CDI Corp., Genesis Health
                                                     Ventures and Penn Mutual Life Insurance
                                                     Company.

Peter Linneman*                         I      47    Albert Sussman Professor of Real Estate,     1986
                                                     Finance, and Public Policy, the Wharton
                                                     School of Business--University of
                                                     Pennsylvania; Economic Consultant. Also
                                                     serves as a Director of Equity Office
                                                     Properties, Kranzco Realty Trust and Ne-
                                                     vada Investment Holdings. Formerly served
                                                     as a Director and Chairman of the Board of
                                                     Rockefeller Center Properties, Inc.

Myles H. Tanenbaum*                     I      67    Chairman of the Board of Arbor Enterprises   1990
                                                     since 1989. Formerly President and CEO of
                                                     both Arbor Property Trust (NYSE)
                                                     (successor to EQK Green Acres, L.P.),
                                                     1986-1997, and EQK Realty Investors
                                                     (NYSE), 1985-89. Director of Pep Boys
                                                     (NYSE) and The Benjamin Franklin
                                                     Institute, and member of the Board of
                                                     Trustees of the University of
                                                     Pennsylvania.

TRUSTEES WHOSE TERMS
EXPIRE IN 2000
Daniel M. Cain*                        II      53    President and CEO, Cain Brothers &           1986
                                                     Company, LLC. Prior thereto, senior
                                                     partner in Cain Brothers & Company since
                                                     1982.

James E. Dalton, Jr.*                  II      55    President, Chief Executive Officer and       1997
                                                     Director of Quorum Health Group, Inc.
                                                     since 1990. Prior thereto, Regional Vice
                                                     President of Health Trust, Inc., Division
                                                     Vice President of Hospital Corporation of
                                                     America, and Regional Vice President of
                                                     HCA Management Company. Director of Am-
                                                     South Bancorporation, AmSouth Bank, the
                                                     Nashville Branch of The Federal Reserve
                                                     Bank of Atlanta, and the Nashville Health
                                                     Care Council. Director and Chairman of the
                                                     Federation of American Health Systems.

---------------
* Independent Trustee

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Trust's trustees and executive officers, and persons who own more than ten percent of a registered class of the Trust's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Shares and other equity securities of the Trust. Mr. Kirk E. Gorman made a late filing on Form 4, and Mr. James E. Dalton, Jr. made a late filing on Form 3.

                                 PROPOSAL NO. 2
                      ADOPTION OF THE 1997 INCENTIVE PLAN

     On June 23, 1997, the Board of Trustees of the Trust adopted the 1997 Incentive Plan (the "Incentive Plan") to become effective as of June 23, 1997, subject to shareholder approval. The Incentive Plan will become effective only if approved by shareholders representing a majority of the aggregate voting power of the Shares present and entitled to vote at the meeting. The essential features of the Incentive Plan are summarized below. The full text of the Incentive Plan is set forth in Exhibit A to this Proxy Statement, and the following discussion is qualified in its entirety by reference thereto.

     The purpose of the Incentive Plan is to provide a method whereby employees of the Trust, including officers, directors, consultants and other people who are responsible for the management and growth of the business and who are presently making and are expected to continue making substantial contributions to the successful management and growth of the Trust, may be offered incentives in addition to those presently available and may be stimulated to personal involvement in the fortunes of the Trust and its shareholders.

     The Incentive Plan permits the granting of (i) options to purchase shares of beneficial interest of the Trust, (ii) dividend equivalent rights with respect to Shares or (iii) any combination thereof. Each such grant is referred to hereafter as an "Award." Awards may be made to employees of the Trust, including officers, directors and consultants who need not be full-time employees of the Trust, as well as other persons who are determined by the Board of Trustees to be making and/or are expected to continue to make substantial contributions to the Trust by providing services to the Trust. The maximum number of Shares which may be issued with respect to Awards under the Incentive Plan is 400,000 Shares. The number of shares which may be issued under the Incentive Plan is subject to anti-dilution adjustments. Each outstanding dividend equivalent right shall be deemed to have been issued with respect to one Share.

     The Incentive Plan is administered by the Board of Trustees. Subject to the provisions of the Incentive Plan, the Board of Trustees has the authority to determine the persons to whom Awards are to be granted, the number of Shares to be covered by each Award, the type of Award, the exercise price of any options, the terms for the payment of the option price, the types and combinations of Awards to be granted and other terms and conditions.

     In the event that the holders of an Award shall cease to be employed by or provide services to the Trust for any reason, such Award shall (unless the Board of Trustees determines otherwise) terminate simultaneously with the termination of employment or the cessation of services.

     No Award may be sold, assigned, pledged or otherwise transferred unless the Board of Trustees determines otherwise.

     Options may be granted by the Board of Trustees to eligible persons in the form of "incentive stock options" (as defined under Section 422 of the Internal Revenue Code of 1986, as amended) or as non-qualified stock options (except that incentive stock options can only be granted to employees). The exercise price under an incentive stock option or a non-qualified stock option is fixed by the Board of Trustees on the date of grant; however the exercise price under an incentive stock option must be at least equal to the fair market value of the Shares on the date of grant of the option.

     The term of each option shall be determined by the Board of Trustees; provided, however, that the term of an incentive stock option shall not be more than 10 years from the grant date.

     Payment for Shares acquired upon the exercise of options may be made by any one or more of the following methods: in cash, by check, by delivery of Shares or, at the discretion of the Board of Trustees, by promissory note. In addition, with respect to dividend equivalent rights granted concurrently with options, the Board of Trustees shall determine on the grant date whether the employee may elect to have payments made to the holder of the dividend equivalent right to be offset against the exercise price of the option.

     The Board of Trustees may grant dividend equivalent rights to eligible individuals. The holder of a dividend equivalent right shall be credited with amounts equal to the dividends payable with respect to the number of Shares covered by the Award as if such Shares had been issued and outstanding on the record date related to such dividend. The Board of Trustees shall determine at the time of grant whether payment pursuant to a dividend equivalent right shall be immediate or deferred. If immediate, the Trust shall make payments concurrently with the payment of the quarterly dividend to holders of Shares. If deferred, the payment shall not be made until a date or the occurrence of an event specified by the Board within 30 days after such date or event.

     No Award may be granted under the Incentive Plan after June 22, 2007.

     The Board of Trustees may amend or terminate the Incentive Plan, provided that no modification shall increase the maximum number of Shares which may be issued under the Incentive Plan or extend the period during which Awards may be granted under the Incentive Plan without the approval of shareholders of the Trust representing at least a majority of the votes of the Trust represented and voting at a duly held meeting of shareholders.

FEDERAL INCOME TAX CONSEQUENCES.

     The following is a summary of the salient federal income tax consequences associated with awards made under the Incentive Plan.

     Non-Qualified Stock Options. The grant of a non-qualified option is not a taxable event. In general, upon the exercise of a non-qualified option, the optionee will recognize ordinary income equal to the excess of the value of the Shares over the exercise price (i.e., the option spread), and the Trust will be entitled to a corresponding deduction (subject to the $1 million limitation on deductibility of executive compensation). If the Shares acquired upon the exercise of the option are subject to the six-month sale restriction under
Section 16(b) of the Securities Exchange Act of 1934, then the optionee will recognize ordinary income attributable to the exercise on the date the restriction lapses unless an early income recognition election is made. Upon a sale of the Shares, the optionee will realize capital gain or loss equal to the difference between the selling price and the value of the Shares at the time ordinary income is recognized.

     Incentive Stock Options. Neither the grant nor exercise of an incentive stock option is a taxable event, except that the amount of the option spread is includable in alternative minimum taxable income when the option is exercised. If Shares acquired upon exercise of an incentive stock option are sold or otherwise disposed of within two years from the option grant date or within one year from the exercise date, then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Trust is entitled to a corresponding deduction (subject to the $1 million limitation on deductibility of executive compensation). Any remaining gain is treated as capital gain. If the Shares are held for at least two years from the grant date and one year from the exercise date, then all of the gain or loss realized upon the sale will be capital gain or loss, and the Trust will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

     Dividend Equivalent Rights. The award of a DER is not a taxable event. The recipient of a DER award will realize ordinary income if, as and when cash or Shares are paid or issued to or for the benefit of him or her pursuant to the terms of the award, and the Trust will be entitled to a corresponding deduction (subject to the $1 million limitation on deductibility of executive compensation).

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Shares entitled to vote at the 1998 Annual Meeting of Shareholders is required for the adoption of the proposal set forth above.

     THE BOARD OF TRUSTEES DEEMS "PROPOSAL NO. 2 -- ADOPTION OF THE 1997 INCENTIVE PLAN," TO BE IN THE BEST INTERESTS OF THE TRUST AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                             EXECUTIVE COMPENSATION

     The Trust has no salaried employees and the Trust's officers, who are all employees of UHS of Delaware, Inc., received no cash compensation from the Trust in 1997, 1996 and 1995. The following tables set forth various information with respect to the compensation of the five most highly compensated officers of the Trust.

                      UNIVERSAL HEALTH REALTY INCOME TRUST
                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                ANNUAL COMPENSATION                  AWARDS
                                          --------------------------------   -----------------------
                                                                 OTHER       RESTRICTED   SECURITIES
                                                                 ANNUAL        STOCK      UNDERLYING         ALL
                                 FISCAL   SALARY              COMPENSATION     AWARDS      OPTIONS          OTHER
  NAME AND PRINCIPAL POSITION     YEAR     ($)     BONUS($)      ($)(A)        ($)(B)        (#)       COMPENSATION($)
  ---------------------------    ------   ------   --------   ------------   ----------   ----------   ---------------
Alan B. Miller,                   1997     --        --         $21,375            --        --              --
  Chairman of the Board and       1996     --        --              --            --        --              --
  Chief Executive Officer         1995     --        --              --            --        --              --
Kirk E. Gorman,                   1997     --        --         $10,688       $46,563        --              --
  President, Chief Financial      1996     --        --              --            --        --              --
  Officer, Secretary and          1995     --        --              --            --        --              --
    Trustee
Charles F. Boyle,                 1997     --        --         $ 6,413            --        --              --
  Vice President and Controller   1996     --        --              --            --        --              --
                                  1995     --        --              --            --        --              --
Cheryl K. Ramagano,               1997     --        --         $ 6,413            --        --              --
  Vice President and Treasurer    1996     --        --              --            --        --              --
                                  1995     --        --              --            --        --              --
Timothy J. Fowler,                1997     --        --         $ 6,413            --        --              --
  Vice President,                 1996     --        --              --            --        --              --
  Acquisitions and Development    1995     --        --              --            --        --              --

---------------
(a) Other Annual Compensation in 1997 for Messrs. Miller, Gorman, Boyle and Fowler and Ms. Ramagano consists of dividend equivalent rights accrued in connection with the Trust's 1997 Incentive Plan, which was unanimously approved by the Trust's Board in June, 1997 and is contingent upon shareholder approval. As of December 31, 1997, Messrs. Miller, Gorman, Boyle and Fowler and Ms. Ramagano held 25,000, 12,500, 7,500, 7,500 and 7,500 dividend equivalent rights, respectively. The Other Annual Compensation amounts shown above were computed by multiplying each participants dividend equivalent rights by the declared dividends per share of $.425 for the third quarter of 1997 and $.43 per share for the fourth quarter of 1997.

(b) Restricted stock awards in 1997 for Mr. Kirk E. Gorman represents the value of 2,500 shares of beneficial interest based on the closing sale price of the shares on the date of grant, issued in connection with the 1988 Key Employees' Restricted Share Purchase Plan. The restrictions on one-third of these shares lapse on each of the three, four and five year anniversary dates from the date of grant. The value of these shares as of December 31, 1997 was $54,688 based on the closing sale price of the shares on that date.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                             ---------------------------------------------------
                                         PERCENT OF                                 POTENTIAL REALIZABLE
                                            TOTAL                                     VALUE OF ASSUMED
                                           OPTIONS                                  ANNUAL RATES OF STOCK
                                         GRANTED TO      EXERCISE                  PRICE APPRECIATION FOR
                             OPTIONS      OFFICERS       PER SHARE                       OPTION TERM
                             GRANTED      IN FISCAL        PRICE      EXPIRATION   -----------------------
           NAME              (#)(A)         YEAR          ($/SH)         DATE        5%($)        10%($)
           ----              -------    -------------    ---------    ----------   ----------   ----------
Alan B. Miller.............  25,000          42%          $18.625       6/23/07     $292,829     $742,086
Kirk E. Gorman.............  12,500          21%          $18.625       6/23/07     $146,415     $371,043
Charles F. Boyle...........   7,500          13%          $18.625       6/23/07     $ 87,849     $222,626
Cheryl K. Ramagano.........   7,500          13%          $18.625       6/23/07     $ 87,849     $222,626
Timothy J. Fowler..........   7,500          13%          $18.625       6/23/07     $ 87,849     $222,626

---------------
(a) Options are exercisable as follows: 25% one year after date of grant and an additional 25% in each of the second, third and fourth years after the date of grant. The options expire ten years after the date of grant.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                SHARES                        FISCAL YEAR-END(#)           FISCAL YEAR-END($)(1)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Alan B. Miller..............       0             0          50,000         25,000        $250,000       $ 81,250
Kirk E. Gorman..............       0             0               0         12,500        $      0       $ 40,625
Charles F. Boyle............       0             0               0          7,500        $      0       $ 24,375
Cheryl K. Ramagano..........       0             0               0          7,500        $      0       $ 24,375
Timothy J. Fowler...........       0             0           8,024          7,500        $ 46,138       $ 24,375

---------------
(1) Based on the difference between the exercise price and the closing price of the share of beneficial interest on the New York Stock Exchange on December 31, 1997 of $21.875 per share.

                     REPORT OF EMPLOYEE BENEFITS COMMITTEE

     The Trust has no salaried employees and the Trust's officers, who are all employees of UHS of Delaware, Inc., receive no cash compensation from the Trust. The Trust historically has not paid any cash compensation to its officers. The Trust has established, however, incentive plans to incentivize those persons to render greater service to the Trust. During 1997, the Trust's Board of Trustees approved the Universal Health Realty Income Trust 1997 Incentive Plan ("The Plan"), which is a newly created stock option and dividend equivalents rights plan for the employees of the Trust, including officers and directors. Although the Plan has been unanimously approved by the Trust's Board, it is contingent upon shareholder approval. There are 400,000 shares reserved for issuance under the Plan. In connection with this plan, stock options and dividend equivalent rights were granted on June 23, 1997 as follows: Mr. Alan B. Miller was granted 25,000 stock options and 25,000 dividend equivalent rights; Mr. Kirk E. Gorman was granted 12,500 stock options and 12,500 dividend equivalent rights; Mr. Charles F. Boyle was granted 7,500 stock options and 7,500 dividend equivalent rights; Ms. Cheryl K. Ramagano was granted 7,500 stock options and 7,500 dividend equivalent rights and Mr. Timothy J. Fowler was granted 7,500 stock options and 7,500 dividend equivalent rights. Mr. Daniel M. Cain, Mr. Peter Linneman, Mr. Myles H. Tanenbaum and Mr. Michael R. Walker each received 2,500 stock options and 2,500 dividend equivalents rights pursuant to the terms of the Plan. The stock options granted pursuant to this Plan were granted with an exercise price of $18.625 per share representing the closing sale price of the Trust's share of beneficial interest on the New York Stock Exchange on June 23, 1997. Also during 1997, Mr. Kirk E. Gorman was granted 2,500 shares of beneficial interest issued in connection with the 1988 Key Employees' Restricted Share Purchase Plan. The restrictions on one-third of these shares lapse on each of the three, four and five year anniversary dates from the date of grant. The value of these shares as of December 31, 1997 was $54,688 based on the closing sale price of the Trust's shares on that date. No awards were made in 1996 or 1995.

     The Employee Benefits Committee, which is composed of independent trustees of the Trust, believes that in the absence of cash compensation, it is important to provide the officers of the Trust, including the chief executive officer, an incentive to increase shareholder value by awarding a benefit only if shareholders of the Trust receive a benefit through an increase in the price of the Shares. The Employee Benefits Committee will evaluate from time to time the compensation payable to its officers in light of the performance of the Trust, the individuals involved and competitive factors.

                                                     EMPLOYEE BENEFITS COMMITTEE

                                                           Daniel M. Cain
                                                           Peter Linneman
                                                         Myles H. Tanenbaum

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Alan B. Miller is a member of the Compensation Committee of Genesis Health Ventures in which Mr. Michael R. Walker serves as the Chairman and Chief Executive Officer.

     Mr. Daniel M. Cain has from time to time performed investment banking services for the Trust. No compensation was paid to him for any services in 1997.

                         STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                        (THE TRUST, S&P 500, PEER GROUP)

                                    UNIVERSAL HEALTH
        MEASUREMENT PERIOD            REALTY INCOME
      (FISCAL YEAR COVERED)               TRUST             S&P 500          PEER GROUP
1991                                              100                100                100
1992                                            93.52             107.62             101.32
1993                                           112.28             118.46             121.14
1994                                           122.05             120.03             124.63
1995                                           147.10             165.13             157.37
1996                                           184.08             203.05             192.71

     The total cumulative return on investment (change in the year-end stock price plus reinvested dividends) for each of the periods for the Trust, the peer group and the S&P 500 Composite is based on the stock price or composite index at the end of fiscal 1992.

     The above graph compares the performance of the Trust with that of the S&P 500 and a group of peer companies with the investment weighted on market capitalization. Companies in the peer group are as follows: Meditrust Corp., Health Care Property Investors, Inc., Nationwide Health Properties, Inc., American Health Properties, Inc., Health & Retirement Properties Trust, Omega Healthcare Investors (acquired Health Equity Properties, Incorporated in December 1994) and Health Care REIT, Inc.

                               BOARD OF TRUSTEES

MEETINGS OF THE BOARD

     Regular meetings of the Trustees are generally held quarterly, while special meetings are called when necessary. Before each meeting, Trustees are furnished with an agenda and background materials relating to matters to be discussed. During 1997, there were four Board meetings. All Trustees attended at least 75% of the meetings, except for Myles H. Tanenbaum who missed two meetings.

COMPENSATION OF TRUSTEES

     Each Independent Trustee is paid by the Trust annual compensation of $10,000 for service as a Trustee plus $500 for attendance, in person, at each meeting of the Board of Trustees or Committee meeting thereof on a day on which the Board of Trustees does not meet. In addition, the Trust reimburses all Trustees for travel expenses incurred in connection with their duties as Trustees of the Trust. In 1992, the Board of Trustees and the shareholders adopted a Share Compensation Plan For Outside Trustees, pursuant to which Trustees may elect to receive their annual compensation in the form of Shares in lieu of cash. No Trustee elected to receive Shares in 1997. During 1997, the Trust's Board of Trustees approved the Universal Health Realty Income Trust 1997 Incentive Plan ("The Plan"), which is a newly created stock option and dividend equivalents rights plan for the employees of the Trust, including officers and directors. Although the Plan has been unanimously approved by the Trust's Board, it is contingent upon shareholder approval. There are 400,000 shares reserved for issuance under the Plan. In connection with this plan, Messrs. Daniel M. Cain, Peter Linneman, Myles H. Tanenbaum and Michael R. Walker each received 2,500 stock options and 2,500 dividend equivalents rights. The stock options granted pursuant to this Plan were granted with an exercise price of $18.625 per share representing the closing sale price of the Trust's share of beneficial interest on the New York Stock Exchange on June 23, 1997.

AUDIT COMMITTEE

     The Audit Committee is responsible for providing assistance to the Board of Trustees in fulfilling its responsibilities relating to corporate accounting and reporting practices and in maintaining a direct line of communication between the Trustees and the independent accountants. It recommends the firm to be appointed independent auditor, reviews the scope and results of the audit with the independent auditors and considers the adequacy of the internal accounting and control procedures of the Company. The Audit Committee met once in 1997. Members of this Committee are Daniel M. Cain, Peter Linneman and James E. Dalton, Jr.

EMPLOYEE BENEFITS COMMITTEE

     The Employee Benefits Committee was established December 1, 1988 and is responsible for administering the Restricted Share Purchase Plan and the Stock Option Plan. It has full authority in its discretion from time to time, and at any time, to select those employees of the Trust, as the term employee is defined in the plans, to whom Shares or options will be granted, to determine the number of Shares subject thereto, the times at which such Shares shall be sold or options granted, the time at which the restrictions on the Shares shall lapse or the options shall vest, and the terms and conditions of the agreements to be entered into by the employees with the Trust. The Employee Benefits Committee did not meet in 1997. Members of this Committee are Daniel M. Cain, Peter Linneman and Myles H. Tanenbaum.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

RELATIONSHIP WITH UHS

THE ADVISOR AND THE ADVISORY AGREEMENT

     The Trust, with the approval of the Board of Trustees, including all the Independent Trustees, has entered into an Advisory Agreement with UHS of Delaware, Inc. (the "Advisor"), a Delaware corporation and wholly owned subsidiary of UHS, pursuant to which the Advisor will act as advisor to the Trust with respect to the Trust's operations. Mr. Alan B. Miller serves as Director and President of the Advisor and of UHS. ; Mr. Kirk E. Gorman serves as Director, Vice President and Chief Financial Officer of the Advisor ; Mr. Steve Filton serves as Director, Vice President and Controller of the Advisor ; Mr. Bruce R. Gilbert serves as Secretary of the Advisor. Alan B. Miller is Chairman of the Board and Chief Executive Officer of the Trust, Kirk E. Gorman is President, Chief Financial Officer, Secretary and Trustee of the Trust, Charles
F. Boyle is Vice President and Controller of the Trust, Cheryl K. Ramagano is Vice President and Treasurer of the Trust, Timothy J. Fowler is Vice President, Acquisitions and Development, of the Trust, and Bruce R. Gilbert serves as General Counsel to the Trust. All such persons are also employees of the Advisor. Under the Advisory Agreement, the Advisor is obligated to present an investment program to the Trust, to use its best efforts to obtain investments suitable for such program (although it is not obligated to present any particular investment opportunity to the Trust), to provide administrative services to the Trust and to conduct the Trust's day-to-day affairs. In performing its services under the Advisory Agreement, the Advisor may utilize facilities, personnel and support services of various UHS affiliates, including accounting, legal and other services, for which the Advisor will be reimbursed directly by the Trust, but only if such services are first approved by a majority of the Independent Trustees. No additional compensation will be paid by the Trust for these services.

     The term of the Advisory Agreement expired on December 31, 1997. The Board of Trustees, on December 2, 1997, voted to renew the Advisory Agreement for 1998. The Advisory Agreement is renewable annually thereafter by the Trust, subject to a determination by a majority of the Independent Trustees that the Advisor's performance has been satisfactory, and subject to the termination rights of the parties. The Advisory Agreement may be terminated for any reason upon sixty days' written notice by the Trust or the Advisor.

     The Advisory Agreement does not restrict the Advisor from rendering advice to other investors (including other real estate investment trusts) or from managing other investments, including those of investors or investments advised, sponsored or organized by the Advisor. The Advisor also may render such services to joint ventures and partnerships in which the Trust is a co-venturer or partner and to the other entities in such joint ventures and partnerships, and the Advisor is not obligated to present any particular investment opportunity to the Trust. There is no restriction on the right of any director, officer, employee or stockholder of the Advisor, or any affiliate of UHS, to engage in any other business or to render services of any kind to any other corporation, partnership or other entity (including competitive business activities). The Advisor has informed the Board of Trustees that it does not presently intend to provide advisory services to any other real estate investment trust and has agreed to inform the Board of any change in such intention.

     Pursuant to the Advisory Agreement, the Trust paid the Advisor $1.1 million in respect of services rendered by the Advisor to the Trust during fiscal 1997. The Advisory Agreement provides that the Advisor is entitled to receive an annual advisory fee equal to .60% of the average invested real estate assets of the Trust, as derived from its consolidated balance sheet from time to time. In addition, the Advisor will be entitled to an annual incentive fee equal to 20% of the amount by which cash available for distribution to shareholders for each year, as defined in the Advisory Agreement, exceeds 15% of the Trust's equity as shown on its balance sheet, determined in accordance with generally accepted accounting principles without reduction for return of capital dividends. No incentive fees were paid during 1997, 1996, or 1995. The advisory fee is payable quarterly, subject to adjustment at year end based upon audited financial statements of the Trust.

PROPERTIES

     The Trust effectively commenced business on December 24, 1986, the closing date for the purchase of properties from certain subsidiaries of UHS (the "Subsidiaries"). In exchange for shares of beneficial interest, $.01 par value, in the Trust, the Trust acquired 10 properties (the "Initial Properties") from the Subsidiaries having an appraised value of approximately $122,000,000. The Initial Properties were immediately leased back to the respective Subsidiaries. In March 1988, the Trust acquired the real property of a 118-bed acute care hospital operated by a subsidiary of UHS for approximately $9,500,000. The Trust concurrently leased the hospital to that UHS subsidiary on a long-term basis. The fixed term of the leases ranges from 10-15 years with up to six additional five-year renewal options. In 1989, two of these facilities consolidated their operations. The leases all provide for minimum rents and additional rents are payable if facility revenues increase. Additional rent is equal to 5% of the increase in facility revenues over a base period until the facility lease rate grows to 13.5% of the Trust's original shareholders' equity. Thereafter, additional rent is equal to 1% of the increase in facility revenues. The obligations under the leases are guaranteed by UHS.

     During 1991, the Trust sold to UHS a 124-bed acute care hospital for its net book value of approximately $5.7 million, which was higher than its appraised value. The real property of this hospital was previously leased to UHS. Also during 1991, the Trust acquired from UHS, for approximately $4.1 million, newly constructed patient buildings on the campus of one of the behavioral health facilities already owned by the Trust.

     In 1992, one of the Subsidiaries of UHS ceased operations at the facility leased by it from the Trust and, in 1993, UHS purchased the real property of that facility from the Trust for approximately $3.2 million, the original purchase price of the facility, which was higher than its appraised value, and resulted in a $371,000 gain, which was included in the Trust's 1993 first quarter results. Also during the fourth quarter of 1993, UHS, the former lessee and operator of Belmont Community Hospital, sold the operations of the facility to Transitional Hospitals Corporation ("THC"), an unaffiliated third party. Concurrently, the Trust purchased certain related real property from UHS for $1 million in cash and a note payable with a carrying value of $1,082,000 at December 31, 1996. The note payable has a face value of $1 million and is due on December 31, 2001. The amount of interest payable on this note is contingent upon the financial performance of this leased facility and its estimated face value at the end of the initial lease term. The Trust has estimated the total amount payable under the terms of this note and has discounted the payments to their net present value using a 6% rate. In connection with this transaction, UHS's lease with the Trust was terminated, and the Trust entered into an eight year lease agreement with THC for the real property of the Belmont Community Hospital facility.

     During the third quarter of 1995, UHS purchased the assets of Westlake Medical Center, ("Westlake") a 126-bed hospital of which the majority of real estate assets were owned by the Trust and leased to UHS. In exchange for the real estate assets of Westlake and the termination of the lease, the Trust received substitution properties valued at approximately $19 million (the Trust's original purchase price of Westlake) consisting of additional real estate assets which were owned by UHS but related to three acute care facilities, of which the Trust owns the real estate and which are operated by UHS (McAllen Medical Center, Inland Valley Regional Medical Center and Wellington Regional Medical Center). These additional real estate assets represent major additions and expansions made to these facilities by UHS since the purchase of the facilities by the Trust from UHS in 1986. The Trust also purchased from UHS, additional real estate assets related to McAllen Medical Center for approximately $1.9 million in cash. Total annual base rental payments from UHS to the Trust on the substituted properties will be $2.4 million which equals the total base and bonus rental earned by the Trust on the Westlake facility during 1994 ($2.1 million base and $300,000 bonus). Total annual base rental payments on the additional real estate assets purchased related to McAllen Medical Center will be approximately $200,000. Bonus rental on the substituted and purchased real estate assets will be equal to 1% of the growth in revenues, in excess of base year amounts, generated by these additional assets. The guarantee by UHS under the existing leases, as amended to include the additional property, will continue.

     Pursuant to the terms of the leases with UHS, the lessees have rights of first refusal to: (i) purchase the respective leased facilities during and for 180 days after the lease terms expire at the same price, terms and conditions of any third party offer, or; (ii) renew the lease on the respective leased facility at the end of, and for 180 days after, the lease term on the same terms and conditions as to any third party offer. The leases also grant the lessees options, exercisable on at least six months notice, to purchase the respective leased facilities at the end of the lease term or any renewal term at the facility's then fair market value. The terms of the leases also provide that in the event UHS discontinues operations at the leased facility for more than one year, or elects to terminate its lease prior to the expiration of its term for prudent business reasons, UHS is obligated to offer a substitution property. If the Trust does not accept the substitution property offered, UHS is obligated to purchase the leased facility back from the Trust at a price equal to the greater of its then fair market value or the original purchase price paid by the Trust.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP has been retained by the Board of Trustees, on the recommendation of the Audit Committee, to perform all accounting and audit services during the 1998 fiscal year. It is anticipated that representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to any appropriate inquiries of the Shareholders or their representatives.

                        EXPENSES FOR PROXY SOLICITATION

     The principal solicitation of Proxies is being made by mail; however, certain officers and employees of the Trust and of the Advisor, or its affiliates, none of whom will receive additional compensation therefor, may solicit Proxies by telegram, telephone or other personal contact. The Trust will bear the cost of the solicitation of the Proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of Shares.

              DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR
                           NEXT YEAR'S ANNUAL MEETING

     Any proposal that a Shareholder wishes to present for consideration at the 1999 Annual Meeting must be received by the Trust no later than December 31, 1998. This date provides sufficient time for inclusion of the proposal in the 1999 proxy materials.

                        OTHER BUSINESS TO BE TRANSACTED

     As of the date of this Proxy Statement, the Board of Trustees knows of no other business to be presented for action at the Annual Meeting. As for any business that may properly come before the Annual Meeting, the Proxies confer discretionary authority in the persons named therein. Those persons will vote or act in accordance with their best judgment with respect thereto.

     YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

                                            BY ORDER OF THE BOARD OF TRUSTEES
                                                    KIRK E. GORMAN
                                                       Secretary

King of Prussia, Pennsylvania
April 30, 1998

     A COPY OF THE TRUST'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY SHAREHOLDER REQUESTING IT IN WRITING FROM: INVESTOR RELATIONS, UNIVERSAL HEALTH REALTY INCOME TRUST, UNIVERSAL CORPORATE CENTER, 367 SOUTH GULPH ROAD, P.O. BOX 61558, KING OF PRUSSIA, PENNSYLVANIA 19406-0958.

                                                                       EXHIBIT A

                      UNIVERSAL HEALTH REALTY INCOME TRUST

                              1997 INCENTIVE PLAN

     1. Purposes. The Universal Health Realty Income Trust 1997 Incentive Plan (the "Plan") is intended to provide a method whereby employees of Universal Health Realty Income Trust (the "Trust"), including officers, directors, consultants and other people who are responsible for the management and growth of the business and who are presently making and are expected to continue making substantial contributions to the successful management and growth of the Trust, may be offered incentives in addition to those presently available and may be stimulated to personal involvement in the fortunes of the Trust to continue in the service of the Trust, thereby advancing the interests of the Trust and its shareholders. Accordingly, the Trust may, from time to time, grant to such employees, as may be selected in the manner hereinafter provided, on the terms and conditions hereinafter established, (i) options (each, an "Option") to purchase shares of the beneficial interest, par value $.01 per share, of the Trust (the "Shares"), including incentive stock options (each, an "ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time, and any successor statute (the "Code"), (ii) dividend equivalent rights with respect to Shares (each, a "DER") or (iii) any combination thereof. Each such grant shall hereinafter be referred to as an "Award."

     2. Administration of the Plan. The Plan shall be administered by the Board of Trustees of the Trust (the "Board"). Subject to the provisions of the Plan, the Board is authorized to make all determinations and to take all actions necessary or advisable for the administration of the Plan, including determining the persons to whom Awards are to be granted and the types and combinations of Awards to be granted.

     The interpretation and construction by the Board of any provisions of the Plan or of any agreement or of other matters related to the Plan shall be final. The Board may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan.

     3. Stock Subject to the Plan. The Shares to be issued under the Plan shall be made available either from authorized but unissued Shares or from Shares reacquired by the Trust, including Shares purchased in the open market.

     Awards and Shares issued under the Plan shall be subject to the terms, conditions and restrictions specified in the Plan and to such other terms, conditions and restrictions as the Board may provide.

     Subject to the provisions of the succeeding paragraphs of this Section 3, the aggregate number of Shares which may be issued with respect to Awards under the Plan shall not exceed 400,000 Shares of the Trust. For purposes of this
Section 3 and Section 5, each outstanding DER shall be deemed to have been issued with respect to one Share, and such Share shall be counted against the maximum number of Shares available under the Plan.

     If, prior to the termination of the Plan, Awards issued under the Plan shall be terminated or canceled by the Trust pursuant to the provisions hereof, such Shares shall again become available for issuance under the Plan.

     In the event that the number of outstanding Shares shall be changed by reason of split-ups, combinations of shares, recapitalizations or stock dividends, the number of Shares which may thereafter be available under the Plan, the number of Shares covered by outstanding Options, the exercise prices of Options and the number of Shares with respect to which DERs were granted will be appropriately adjusted as determined by the Board so as to reflect any such change, which determination shall be conclusive. In the case of a merger, sale of assets or similar transaction which results in a replacement of the Shares with stock of another corporation, the Trust will make a reasonable effort, but shall not be required, to replace any outstanding Awards granted under the Plan with comparable Awards or will provide for immediate maturity of all outstanding Awards, with all Awards not being exercised within the time period specified by the Board being terminated.

     4. Issuance of Shares. Shares issued under the Plan may be issued for such lawful consideration as shall be determined by the Board.

     5. Eligibility for Grants. Awards may be granted under the Plan to employees of the Trust. The term "employees" shall include officers, directors and consultants who need not be full-time employees of the Trust, as well as other persons who are determined by the Board to be making and/or are expected to continue to make substantial contributions to the Trust by providing services to the Trust, provided that only employees as determined pursuant to the Code may be granted ISOs.

     Subject to the provisions of the Plan, the Board shall have exclusive authority, among other things, to select the employees who are to participate in the Plan, to determine the Awards, if any, to be granted to each employee, to determine the Shares to be covered by each Award granted, to determine the time or times when Awards shall be exercisable and the restrictions, if any, which may apply to Awards or Shares acquired thereunder, and to prescribe the form of Awards granted under the Plan; provided, however, that Awards covering no more than 100,000 Shares may be granted to any one employee per annum.

     6. Termination of Employment. In the event that the holder of an Award granted pursuant to the Plan shall cease to be employed by, or provide services to, the Trust for any reason, any Awards granted to such person pursuant to the Plan shall (unless the Board determines otherwise) terminate simultaneously with the termination of employment or the cessation of services.

     No Awards granted under the Plan shall confer upon any employee to whom an Award is granted the right to continue in the employment of, or as a consultant to, the Trust or affect the right of the Trust to terminate any employee's employment at any time.

     7. Non-Transferability of Awards. No Award under the Plan shall be sold, assigned, pledged, encumbered or otherwise transferred by the employee who is granted such Award unless the Board determines otherwise.

     8. Options. The Board may grant to any eligible employee Options either in combination with DERs or as a separate Award under the Plan. Each Option shall entitle the employee to an option to purchase Shares on terms and conditions to be determined by the Board. The Board shall specify whether such Option is an ISO or a nonqualified stock option (each, a "NQO"). To the extent that any Option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not so qualify shall constitute a separate NQO.

     The exercise price of the Shares covered by each Option shall be determined by the Board; provided, however, that the exercise price of an ISO shall not be less than one hundred percent (100%) of the fair market value of the Shares on the date of grant; and provided, further, that the exercise price of an ISO granted to an employee owning more than ten percent (10%) of the total combined voting power of the Trust (a "10% Holder") shall not be less than one hundred ten percent (110%) of the fair market value of the Shares on the date of grant.

     The term of each Option shall be determined by the Board; provided, however, that each ISO shall expire no later than ten (10) years after the date of grant; and provided, further, that each ISO granted to a 10% Holder shall expire no later than five (5) years after the date of grant.

     An employee electing to exercise an Option under the Plan shall give written notice to the Trust in person or by first class mail, postage prepaid, of such election and of the number of Shares the employee has elected to acquire. The exercise price of an Option under the Plan may be paid in cash, by check, in Shares, or any combination thereof, or, in the Board's discretion, in the form of a promissory note. If Shares are tendered as payment of the Option exercise price, the value of such Shares shall be their fair market value as of the date of exercise which shall be determined at the close of business on the date preceding such exercise. If such tender would result in the issuance of fractional Shares, the Trust shall instead round to the nearest whole Share. Notices of exercise shall be accompanied by payment of the full purchase price of such Shares in cash or by check or Shares (which Shares may be constructively tendered under such procedures as may be set out by the Board). Each notice to the Trust shall be addressed to it at its principal office at 367 South Gulph Road, King of Prussia, Pennsylvania 19406, Attention: Secretary, or such other address as the Trust shall furnish to the employee. Until the employee's written notice and payment have been received by the Trust, the employee shall possess no shareholder rights with respect to the Shares issued upon the exercise.

     9. Dividend Equivalent Rights. The Board may grant to any eligible employee DERs either in combination with an Option or as a separate Award under the Plan on terms and conditions determined by the Board. On a dividend payment date for the Shares, each employee with an outstanding DER shall be credited with an amount equal to the cash or stock dividends or other distributions that would have been received had the Shares covered by the Award been issued and outstanding on the dividend record date related to such dividend.

     The Board shall determine at the time of grant whether payment pursuant to a DER shall be immediate or deferred and if immediate, the Trust shall make payments pursuant to each DER concurrently with the payment of the quarterly dividend to holders of Shares. If deferred, the payment shall not be made until a date or the occurrence of an event specified by the Board and then shall be made within 30 days after the occurrence of the specified date or event, unless the right is forfeited under the terms of the Plan or applicable award grant.

     With respect to DERs granted in combination with an Option, at the time of the exercise of such Option, the employee will be required to settle such DERs. The Board shall determine at the time of grant whether, at the employee's election, any payment to be made to the employee upon settlement of a DER concurrently with the exercise of an Option may be offset against the exercise price of the Option. In the event of the expiration of an Option granted in combination with a DER, the employee shall nevertheless be entitled to settle such DER immediately following such expiration in accordance with the Plan.

     Notwithstanding anything to the contrary contained herein, neither the Board nor the Trust shall be obligated to declare or pay dividends of any kind.

     10. Amendments to the Plan. The Board may at any time alter, amend, suspend or terminate or from time to time modify the Plan; provided, however, that no such action shall impair any Awards theretofore granted under the Plan; and provided, further, that no such modification without the approval of shareholders of the Trust representing at least the majority of the votes of the Trust represented and voting at a duly held meeting shall:

          (a) increase the maximum number of Shares which may be issued under the Plan in the aggregate; or

          (b) extend the period during which Awards may be granted under the Plan.

     11. Successors and Assigns. The provisions of the Plan shall be binding upon all successors and assigns of an employee granted Awards or acquiring Shares under the Plan, including, without limitation, the estate of any such employee and the executors, administrators or trustees of such estate, and any receiver, trustee in bankruptcy or representative of the creditors of any such employee.

     12. Effective Date and Termination Date of the Plan. The Plan shall become effective as of June 23, 1997, but subject, nevertheless, to (a) approval, if required, by the shareholders representing at least a majority of the votes of the Trust at a duly constituted meeting of shareholders, or by such greater percentage as may from time to time be required, under the laws of the State of Maryland and applicable rules or regulations of the New York Stock Exchange, and
(b) approvals, if required, of any other public authorities. The Plan shall terminate on June 22, 2007; provided, however, that Awards granted on or before such date shall remain exercisable, in accordance with their respective terms, after the termination of the Plan.

                                                                       802-PS-98

                                  DETACH HERE


                                     PROXY


                      UNIVERSAL HEALTH REALTY INCOME TRUST

    This Proxy is Solicited By The Board of Trustees For The Annual Meeting
                   Of Shareholders To Be Held On June 2, 1998




     Alan B. Miller and Kirk E. Gorman, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated on the reverse side, all shares of Universal Health Realty Income Trust held of record by the undersigned on April 22, 1998 at the Annual Meeting of Shareholders to be held at 10:00 a.m., on Tuesday, June 2, 1998 at Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.


                   (This proxy is continued on reverse side)




  SEE REVERSE                                                     SEE REVERSE
     SIDE      PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY       SIDE

                         COMPANY HIGHLIGHTS DURING 1997


- Eleven consecutive years of increased dividends. Current level $1.74 per share.

-  1997 total return to shareholders of 16%.




                                  DETACH HERE



      Please mark
/ X / votes as in
      this example.



WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ELECTION OF THE NOMINEES FOR TRUSTEES, AND "FOR" ADOPTION OF THE 1997 INCENTIVE PLAN.


1.  The Election of Trustees.

    Nominees: Kirk E. Gorman and Michael R. Walker

                For                  Withheld
          /  /  Both            /  / From Both
                Nominees             Nominees

    /  / ________________________________________________
         For, except vote withheld from the above nominee:



2.  Adoption of the 1997 Incentive Plan.    For   Against   Abstain
                                            / /     / /       / /

    Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

    The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished herewith.


    MARK HERE IF YOU PLAN TO ATTEND THE MEETING    /  /

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  /  /

    NOTE: Please sign exactly as name appears hereon. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title.




Signature:                 Date:          Shareholder:                  Date: